Exhibit 24



                                  POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, in his or her capacity as a Director or Officer of NUI Corporation ("NUI"), hereby constitutes and appoints James R. Van Horn his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, and in any and all capacities, to execute a Registration Statement on Form S-8 under the Securities Act of 1933 concerning the NUI Corporation 1996 Stock Option and Stock Award Plan, as amended and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and to execute and file any and all amendments thereto (including post-effective amendments), granting unto said attorney-in-fact and agent full power and authority to do each and every act requisite and necessary to be done, as fully and to all intents and purposes as he or she might do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.


          Dated:  March 23, 1998                  /S/ John Kean, Jr.
                                                  John Kean, Jr.

                                                  /S/ John Kean
                                                  John Kean

                                                  /S/ A. Mark Abramovic
                                                  A. Mark Abramovic

                                                  /S/ Calvin R. Carver
                                                  Calvin R. Carver

                                                  /S/ Vera King Farris
                                                  Vera King Farris

                                                  /S/ James J. Forese
                                                  James J. Forese

                                                  /S/ Bernards S. Lee
                                                  Bernard S. Lee

                                                  /S/ R. Van Whisnand
                                                  R. Van Whisnand

                                                  /S/ John Winthrop
                                                  John Winthrop